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                                                                   EXHIBIT 10.60

                              CONSULTING AGREEMENT

          THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into as of February 28, 2005 by and between THE YUCAIPA COMPANIES LLC, a Delaware limited liability company ("Yucaipa") and SOURCE INTERLINK COMPANIES, INC., a Missouri corporation (the "Company").

                                    RECITALS

          A. Yucaipa is experienced in providing consulting and financial advisory services to companies; and

          B. The Company and its subsidiaries wish to obtain the benefits of Yucaipa's advice and services.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

     1. Services. Subject to the provisions of this Agreement, and subject to the supervision of the Board of Directors of the Company (the "Board of Directors"), Yucaipa, through its members, employees or other designated representatives or agents, shall, upon the request of the Board of Directors and/or the Chief Executive Officer, provide the Company with general business consultation and advice regarding strategic planning and development, budgeting, future financing plans, general business and economic matters and such other similar services. The parties acknowledge that advice in connection with a specific transaction or financing shall be as agreed in accordance with Section 3 hereof. As used herein, the Company refers to the Company and its subsidiaries, as the context requires.

     2. Fees. Commencing on the date hereof (the "Effective Date"), the Company shall pay to Yucaipa an annual fee, in consideration of the services rendered by Yucaipa pursuant to Section 1 above, equal to One Million Dollars ($1,000,000.00), one-twelfth (1/12th) of which shall be payable in advance on the first day of each calendar month; provided that a prorated portion of such fee will be payable in advance on the Effective Date for the partial month beginning on the Effective Date and ending on the last day of the then current month. The Company shall reimburse Yucaipa for all of its reasonable out-of-pocket costs and expenses incurred in connection with the performance of such obligations. Yucaipa shall bill the Company for the amount of all such costs and expenses monthly, and shall provide the Company with a reasonable itemization and documentation of such costs and expenses. Yucaipa's right to any fees pursuant to this Section 2 shall be conditioned upon (i) the termination of that certain Management Services Agreement ("Management Services Agreement"), dated May 19, 1999 as amended May 19, 2004 by and between Yucaipa and Alliance Entertainment Corporation, a Delaware corporation ("Alliance"), and (ii) Yucaipa receiving payments of no more than $4,000,000 from Alliance for services rendered in connection with the transaction between Alliance and the Company or the termination of the Management Services Agreement. The

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Company acknowledges that Yucaipa shall be paid its monthly fees and reimbursed for its expenses under Section 2 of the Management Services Agreement until the date hereof.

     3. Additional Services. The Company and its respective subsidiaries (or any one of them) may, but shall not be obligated to, retain or employ Yucaipa as a financial advisor and/or consultant in connection with any acquisition or disposition transaction by the Company and financial advisory or consulting services in connection with debt or equity financings or equipment lease arrangements or any other services not contemplated by Section 1 above. The Company shall pay to Yucaipa a cash fee for providing any financial advisory or consulting services pursuant to Section 3 in connection with the acquisition or disposition transactions specified above, equal to one percent (1%) of the amount or value of such financing or the transaction value, as the case may be, calculated as agreed upon by the parties.

     4. Term of Agreement. The initial term of this Agreement shall commence on the Effective Date and continue for a period of five (5) years ending on the fifth anniversary of the Effective Date. On and after the expiration of the initial term, the term shall be automatically extended on each anniversary of the Effective Date unless either party provides written notice no less than sixty (60) days prior to any anniversary date.

     5. Termination.

          5.1 Termination by the Company. The Company may elect to terminate this Agreement:

               (a) at any time following a determination of the Board of Directors to effect such a termination by giving Yucaipa at least ninety (90) days' written notice of such termination;

               (b) if Yucaipa shall fail to reasonably perform any material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by it (other than any failure or alleged failure occasioned by or resulting from force majeure, directly or indirectly) and such failure shall continue for a period of thirty (30) days after written notice from the Company, which notice shall describe the alleged failure with particularity; provided that with respect to material breaches of Sections 7 and 8, termination shall be effective upon written notice from the Company; and

               (c) at any time if, in connection with the performance of its duties hereunder, Yucaipa or any of its members commits (or is grossly negligent in its supervision or hiring of any employee or agent of Yucaipa who commits) any act of fraud, dishonesty or gross negligence which is materially detrimental to the business or reputation of the Company as reasonably determined by the Board of Directors.

          5.2 Termination by Yucaipa.  Yucaipa may elect to terminate this
Agreement:

               (a) if the Company shall fail to reasonably perform any material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by it (other than any failure or alleged failure occasioned by or resulting from force majeure,


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directly or indirectly) and such failure shall continue for a period of thirty
(30) days after written notice from Yucaipa, which notice shall describe the alleged failure with particularity;

               (b) if the Company shall fail to make any payment due to Yucaipa hereunder, and if such payment is not made in full within thirty (30) days after written notice of such failure; or

               (c) at any time upon giving the Company at least thirty (30) days written notice of such termination.

          5.3 Termination for Change of Control. This Agreement may be terminated, at the election of either Yucaipa or the Company, if during the term hereof there shall have been a change in control of the Company, which for purposes of this Agreement shall be deemed to have occurred upon any of the following events: (a) the acquisition after the Effective Date, in one or more transactions, of a "beneficial ownership" (within the meaning of Rule 13d-3(a)(I) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by any person (other than Yucaipa or any of its members or affiliates) or any group of persons (excluding any group which includes Yucaipa or any of its members or affiliates) who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act) of any securities of the Company such that, as a result of such acquisition, such person or group beneficially owns (within the meaning of Rule 13d-3(a)(I) under the Exchange Act) 51% or more of the Company's then outstanding voting securities entitled to vote on a regular basis for a majority of the Board of Directors; or (b) the sale of all or substantially all of the assets or capital stock of the Company (including, without limitation, by way of merger, consolidation, lease or transfer) in a transaction or series of related transactions (excluding any sale to Yucaipa or any of its members or affiliates), provided, however, Yucaipa shall not have the right to elect to terminate this Agreement pursuant to this Section 5.3 if S. Leslie Flegel remains the Chief Executive Officer of the Company after an acquisition described in Section 5.3(a) or any successor entity in any transactions described in Section 5.3(b). As used herein the term "affiliate" refers to any person controlled by, or under common control with, the specified person.

          5.4  Payments upon Termination.

               (a) In the event of any termination pursuant to Section 5.1(a) (but not pursuant to notices provided under Section 4), Section 5.2(a), 5.2 (b) or Section 5.3, the Company shall pay, or cause to be paid, to Yucaipa a cash termination payment in an amount equal to the remaining unpaid portion of the fees owed under Section 2 for the term in which such termination occurs plus One Million Dollars ($1,000,000.00).

               (b) Such amount, if any, which shall be due Yucaipa pursuant to this Section 5.4 in the event of any such termination shall be due and payable to Yucaipa, in full, as of the date of such termination. The parties intend that should the foregoing payments be determined to constitute liquidated damages, such payments shall in all events be deemed reasonable.


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               (c) In the event of any termination pursuant to Section 5.1(b),
5.1(c) or Section 5.2(c), Yucaipa shall refund to the Company a prorated portion of the fee received by it under Section 2 for the month in which such termination occurs.

          5.5 Effect of Termination. Upon any such termination or expiration of this Agreement, the obligations of the parties hereunder shall also terminate, except (i) the Company shall continue to be obligated to Yucaipa for any payments to be received pursuant to Section 5.4(a), if any, and without duplication, for any unpaid fees or expenses owing under Section 2 for periods prior to such termination, (ii) Yucaipa shall continue to be liable for any breach of this Agreement and (iii) the provisions of Sections 6, 7, 8 and 9 shall survive any such termination.

     6. Indemnification.

          6.1 The Company (the "Indemnifying Party") agrees to indemnify and hold harmless Yucaipa and each of its affiliates, members, partners, officers, agents and the employees of each of them (each an "Indemnified Party" and collectively, the "Indemnified Parties"), from and against all losses, claims, damages or liabilities resulting from any claim, lawsuit or other proceeding by any person to which any Indemnified Party may become subject which is related to or arises out of the performance of the services to be provided hereunder, and will reimburse any Indemnified Party for all reasonable out-of-pocket expenses (including reasonable counsel fees and disbursements) incurred by such Indemnified Party in connection with investigating or defending any such claim. Each Indemnifying Party further agrees that the indemnification and reimbursement commitments herein shall apply whether or not such Indemnified Party is a formal party to any such lawsuit, claim or other proceedings. The foregoing provision is expressly intended to cover reimbursement of reasonable legal and other expenses incurred in a deposition or other discovery proceeding.

          Notwithstanding the foregoing, the Indemnifying Party shall, not be liable to any Indemnified Party (a) in respect of any loss, claim, damage, liability or expense to an Indemnified Party to the extent the same is determined, in a final judgment by a court having jurisdiction, to have resulted from the gross negligence or willful misconduct of any Indemnified Party or any material breach by any Indemnified Party of its obligations under this Agreement, provided, however, that if the Indemnified Party settles or consents to a settlement of any matter prior to such final judgment but after a judgment finding the enumerated conduct, then the Indemnifying Party shall not be liable to the Indemnified Party, or (b) for any settlement effected by such Indemnified Party without the written consent of such Indemnifying Party, which consent shall not be unreasonably withheld.

          In the event of the assertion against any Indemnified Party of any such claim or the commencement of any such action or proceeding, each indemnifying Party shall be entitled to participate in such action or proceeding and in the investigation of such claim and, after written notice from such Indemnifying Party to such Indemnified Party, to assume the investigation or defense of such claim, action or proceeding with counsel of the Indemnifying Party's choice at the Indemnifying Party's expense; provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Party. Notwithstanding anything to the contrary contained herein, the Indemnifying Party may retain one firm of counsel to represent all Indemnified Parties in such claim, action or proceeding; provided that the Indemnified Party


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shall have the right to employ a single firm of separate counsel (and any necessary local counsel) and to participate in the defense or investigation of such claim, action or proceeding, and the Indemnifying Party shall bear the expense of such separate counsel (and local counsel, if applicable), if (i) in the written opinion of counsel to the Indemnified Party use of counsel of the Indemnifying Party's choice could reasonably be expected to give rise to a conflict of interest, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding or (iii) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense.

          6.2 If for any reason (other than the gross negligence of, willful misconduct of or material breach of this Agreement by an Indemnified Party referred to above) the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by Section 6.1, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party and its affiliates, on the one hand, and any Indemnified Party, as the case may be, on the other hand, as well, as any other relevant equitable considerations, including without limitation, the relative fault of the Indemnifying Party and its affiliates and any Indemnified Party.

          6.3 Notwithstanding anything contained in this Section 6, each Indemnified Party who is also a director, officer or employee of the Company shall not be entitled to any greater indemnification under Section 6.1 and contribution under Section 6.2 than such Indemnified Party would otherwise be entitled to under the charter and by-laws of the Company or any other indemnification agreement to which such Party is a signatory.

     7. Nonsolicitation of Employees or Consultants.

          During the term of this Agreement and for a period of one year thereafter, Yucaipa shall not, without the prior written consent of the Company, directly or indirectly, hire, retain or solicit or request, cause or induce (other than in all instances through a general advertisement or solicitation not directed at an individual) to leave the employ of, or terminate such person's relationship with the Company or subsidiary thereof, any person who is at the time, or at any time during the 12 months prior thereto was known to Yucaipa to have been, (i) an employee of or, (ii) is known to Yucaipa, to be a consultant to or independent contractor for the Company or Alliance or any subsidiary of the Company or Alliance, devoting substantially all of his or her time to the Company or Alliance, other than an individual who is also a partner of Yucaipa or its Affiliates on the date hereof.

     8. Nondisclosure and Nonuse of Confidential Information. Yucaipa shall not disclose or use at any time any Confidential Information (as defined below), of which Yucaipa is or becomes aware, whether or not such information is developed by it. Yucaipa shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. As used in this Agreement, the term "Confidential Information" means all information of a confidential or proprietary nature (whether or not


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specifically labeled or identified as "confidential"), in any form or medium, which relates to the Company or Alliance, their respective subsidiaries or any of their respective business relations and business activities. Confidential Information does not include information which (i) is or becomes generally available to the public other than as a result of a breach of this Agreement,
(ii) was within Yucaipa's possession prior to its being furnished to Yucaipa by or on behalf of the Company or Alliance, provided that the source of such information was not known by Yucaipa to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or Alliance (iii) is or becomes available to Yucaipa on a non-confidential basis from a source other than the Company or Alliance or any of their representatives, provided that such source was not known by Yucaipa to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or Alliance or any other party with respect to such information, (iv) is disclosed by the Company or Alliance to a third party without a duty of confidentiality, (v) is independently developed by Yucaipa without use of Confidential Information, (vi) is disclosed under operation of law, or (vii) is disclosed by Yucaipa or their representatives with the Company's prior written approval. The obligation under this Section 8 shall terminate two years after the termination or expiration of this Agreement.

     9. Notices. All notices, demands, requests, consents or approvals required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served and mailed, registered or certified, return receipt requested, postage prepaid (or by a substantially similar method), or delivered by a reputable overnight courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or such other address as such party shall have specified most recently by written notice. Notice shall be deemed given or delivered on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given or delivered on the third business day following the date mailed or on the next business day following the delivery of such notice to a reputable overnight courier service.

     If to Yucaipa:       The Yucaipa Companies LLC
                          9130 Sunset Blvd.
                          Los Angeles, California 90069
                          Attention: Ronald W. Burkle

     If to the Company:   Source Interlink Companies, Inc
                          27500 Riverview Center Blvd.,
                          Suite 400
                          Bonita Springs, Florida  34134

     with a copy to the General Counsel of the Company at the same address.


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     10. Miscellaneous.

          10.1 Entire Agreement: Amendments. This Agreement contains all of the terms and conditions agreed upon by the parties hereto in connection with the subject matter hereof. This Agreement may not be amended, modified or changed except by written instrument signed by all of the parties hereto.

          10.2 Assignment: Successors. This Agreement shall not be assigned and is not assignable by any party without the prior written consent of each of the other parties hereto; provided, however, that (i) Yucaipa may assign, without the prior consent of the Company, its rights and obligations under this Agreement to any partnership or limited liability company controlled by Ronald
W. Burkle; (ii) Yucaipa may assign the right to receive any payment hereunder (but not its duties and obligations hereunder) to any other person or entity and
(iii) the Company may assign this Agreement to a successor entity in conjunction with the Company's reincorporation. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

          10.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal domestic laws of the State of New York, without regard to the choice of law provisions thereof.

          10.4 Attorneys' Fees. If any legal action is brought concerning any matter relating to this Agreement, or by reason of any breach of any covenant, condition or agreement referred to herein, the prevailing party shall be entitled to have and recover from the other party to the action all costs and expenses of suit, including attorneys' fees.

          10.5 Relationship. Nothing in this Agreement shall constitute or be construed to be a partnership or joint venture between the Company and Yucaipa. To the extent appropriate to the duties and obligations hereunder, Yucaipa shall be an independent contractor and none of its employees shall be deemed employees of the Company by reason of this Agreement or the performance of its duties hereunder. This Agreement is for the benefit of the Company and Yucaipa and shall not create third party beneficiary rights.

          10.6 Construction and Interpretation. This Agreement shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties. This Agreement shall be construed reasonably to carry out its intent without presumption against or in favor of either party. The natural persons executing this Agreement on behalf of each party have the full right, power and authority to do and affirm the foregoing warranty on behalf of each party and on their own behalf. The captions on sections are provided for purposes of convenience and are not intended to limit, define the scope of or aid in interpretation of any of the provisions hereof. References to a party or parties shall refer to the Company or Yucaipa, or both, as the context may require. All pronouns and singular or plural references as used herein shall be deemed to have interchangeably (where the sense of the sentence requires) a masculine, feminine or neuter, and/or singular or plural meaning, as the case may be.


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          10.7 Severability.  If any term, provision or condition of this
Agreement is determined by a court or other judicial or administrative tribunal to be illegal, void or otherwise ineffective or not in accordance with public policy, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be construed in such manner so as to preserve the validity hereof and the substance of the transactions herein contemplated to the extent possible.

          10.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the some instrument.

                            [Signature page follows]


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          IN WITNESS WHEREOF, the parties hereto have caused this Consulting
Agreement to be duly executed as of the date first above written.

                                     THE YUCAIPA COMPANIES LLC


                                     By: /s/ Ronald W. Burkle
                                         ---------------------------------------
                                     Name: Ronald W. Burkle
                                     Title: Managing Member


                                     SOURCE INTERLINK COMPANIES, INC.


                                     By: /s/ S. Leslie Flegel
                                         ---------------------------------------
                                     Name: S. Leslie Flegel
                                     Title: Chairman and Chief Executive Officer

                    [SIGNATURE PAGE TO CONSULTING AGREEMENT]